UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 28, 2024

AMERICAN TOWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
116 Huntington Avenue
Boston, Massachusetts 02116
(Address of Principal Executive Offices) (Zip Code)
(617) 375-7500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMT	New York Stock Exchange
1.375% Senior Notes due 2025	AMT 25A	New York Stock Exchange
1.950% Senior Notes due 2026	AMT 26B	New York Stock Exchange
0.450% Senior Notes due 2027	AMT 27C	New York Stock Exchange
0.400% Senior Notes due 2027	AMT 27D	New York Stock Exchange
4.125% Senior Notes due 2027	AMT 27F	New York Stock Exchange
0.500% Senior Notes due 2028	AMT 28A	New York Stock Exchange
0.875% Senior Notes due 2029	AMT 29B	New York Stock Exchange
0.950% Senior Notes due 2030	AMT 30C	New York Stock Exchange
4.625% Senior Notes due 2031	AMT 31B	New York Stock Exchange
1.000% Senior Notes due 2032	AMT 32	New York Stock Exchange
1.250% Senior Notes due 2033	AMT 33	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 28, 2024, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of American Tower Corporation (the “Company”) considered the compensation arrangements with the Company’s executive officers. The information in the table below sets forth the determinations of the Compensation Committee with respect to base salaries and cash bonus incentive targets for the year ending December 31, 2024 for the Company’s chief executive officer, chief financial officer and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2023 (collectively, the “Current Named Executive Officers”).

Name and Title	2024 Base Salary	2024 Target Cash Bonus Potential (% of Base Salary / $)

Steven O. Vondran, President and Chief Executive Officer (1)	$1,000,000	200% / $2,000,000
Rodney M. Smith, Executive Vice President, Chief Financial Officer and Treasurer	$660,000	125% / $825,000
Thomas A. Bartlett, Advisor to the Chief Executive Officer (2)	$1,100,000	200% / $2,200,000 (3)
Olivier Puech, Executive Vice President and President, Latin America and EMEA	$640,341	125% / $800,426
Sanjay Goel, Executive Vice President and President, Asia-Pacific	$600,000	125% / $750,000
__________
(1)As previously announced, Mr. Vondran’s 2024 compensation was previously approved by the Compensation Committee on February 5, 2024, and the amounts included herein are the same as those previously approved amounts. Mr. Vondran became President and Chief Executive Officer of the Company effective February 1, 2024. He previously served as the Company's Executive Vice President, U.S. Tower Division until November 1, 2023 and as Executive Vice President, Global Chief Operating Officer from November 1, 2023 until February 1, 2024.
(2)Mr. Bartlett stepped down from his position as President and Chief Executive Officer, effective February 1, 2024, and will remain in his current role of advisor to the Chief Executive Officer until May 1, 2024. As previously announced, Mr. Bartlett's 2024 compensation was previously approved by the Compensation Committee on February 5, 2024, and the amounts included herein are the same as those previously approved amounts.
(3)Mr. Bartlett's 2024 bonus will be pro-rated for his length of service in 2024.

In determining annual cash bonus incentive payments for the Company’s Current Named Executive Officers at the end of the year, the Compensation Committee bases its decisions on a number of factors, including achievement of pre-established Company financial goals and individual goals and objectives for each of the Current Named Executive Officers. If the Company exceeds its goals or the executive exceeds his established goals, the annual cash bonus incentive could be subject to increase by the Compensation Committee, up to a maximum of 200% of the executive’s bonus target.

Additional information regarding compensation of the Current Named Executive Officers will be included in the Company’s 2024 Proxy Statement when filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date:	March 1, 2024	By:	/s/ Ruth T. Dowling
Ruth T. Dowling
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary